As filed with the Securities and Exchange Commission on March 6, 2012

Registration Statement No.  333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________________
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

__________________________________
CEDAR REALTY TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	42-1241468
(State or other jurisdiction	(I.R.S. employer
of incorporation or organization)	identification number)

44 South Bayles Avenue, Port Washington, NY  11050-3765
(516) 767-6492
(Address, including zip code, and telephone number, including area code of registrant's principal executive offices)
Martin H. Neidell
Stroock & Stroock & Lavan LLP
180 Maiden Lane
New York, NY  10038
(212) 806-5836
(Name, address, including zip code, and telephone number, of agent for service of process)

__________________________________

Approximate date of commencement of proposed sale to the public:
From time to time after this Registration Statement becomes effective.

__________________________________

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer,  an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

__________________________________

CALCULATION OF REGISTRATION FEE CHART

Title of Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $.06 par value per share	563,955	$4.71	$2,656,228	$305

(1)
Includes 553,952 shares of common stock outstanding and 10,003 shares of common stock that may be issued upon conversion of limited partnership interests held by the selling stockholders.  Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement shall also cover any additional shares of common stock which become issuable by reason of any stock dividend, stock split or other similar transaction effected without the receipt of consideration that results in an increase in the number of outstanding shares of our common stock.

(2)	Estimated for the sole purpose of computing the registration fee in accordance with Rule 457(o) under the Securities Act.

__________________________________
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated March 6, 2012

Preliminary Prospectus
563,955 Shares
CEDAR REALTY TRUST, INC.
Common Stock

This prospectus relates solely to the resale of up to an aggregate of 563,995 shares of common stock of Cedar Realty Trust, Inc. (“Cedar” or the “Company”) by the selling stockholders named in this prospectus.

The selling stockholders may offer the shares from time to time as each selling stockholder may determine through public or private transactions or through other means described in the section entitled “Plan of Distribution.”  Each selling stockholder may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.  The registration of these shares for resale does not necessarily mean that the selling stockholders will sell any of their shares.

The Company will not receive any of the proceeds from the sale of these shares by the selling stockholders.

The shares of the Company’s common stock are listed on the New York Stock Exchange under the symbol “CDR.”  On March 2, 2012, the closing price of the Company’s shares was $4.69 per share.

Investing in our securities involves certain risks.  See “Risk Factors” at page 3 of this Prospectus for a description of certain factors that you should consider prior to purchasing the securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this Prospectus is _____________, 2012.
_____________________

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration, or continuous offering, process.  Pursuant to this shelf process, the selling stockholders named under the heading “Selling Stockholders” may sell the securities described in this prospectus from time to time in one or more offerings.  We may also file a prospectus supplement to add, update or change information contained in this prospectus.  This prospectus, any applicable prospectus supplement and the documents incorporated by reference herein include important information about us, the securities being offered and other information you should know before investing.  You should read this prospectus and any applicable prospectus supplement together with the additional information about us described in the sections below entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

The information in this prospectus and any prospectus supplement is accurate as of the date on the front cover.  Information incorporated by reference into this prospectus and any prospectus supplement is accurate as of the date of the document from which the information is incorporated.  You should not assume that the information contained in this prospectus or any prospectus supplement is accurate as of any other date.

Unless the context otherwise requires, all references in this prospectus to “Cedar,” “us,” “our,” “we,” the “Company” or other similar terms are to Cedar Realty Trust, Inc.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information that we file with them, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is an important part of this prospectus, and the information that we file later with the SEC will automatically update and supersede this information.  We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, or Exchange Act:

1.	Cedar’s Annual Report on Form 10-K for the year ended December 31, 2011.

2.	The description of Cedar’s common stock which is contained in Item 1 of our registration statement on Form 8-A, as amended, filed October 1, 2003 pursuant to Section 12 of the Exchange Act.

3.
The information contained in the section “Investment Policies and Policies With Respect to Certain Activities” contained in the Registration Statement on Form S-11 filed on August 20, 2003, as amended, SEC File Number: 333-108091.

You may request a copy of these filings, at no cost, by writing or telephoning us at our principal executive offices at the following address:

Investor Relations
Cedar Realty Trust, Inc.
44 South Bayles Avenue
Port Washington, NY 11050-3765
(516) 767-6492
http://www.cedarrealtytrust.com

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement.  We have not authorized anyone else to provide you with different information.  We are not making an offer of these securities in any state where the offer is not permitted.  Do not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of these documents.

THE COMPANY

We were organized in 1984 and elected to be taxed as a real estate investment trust, or REIT, in 1986.  We are a fully integrated real estate investment trust that focuses primarily on the ownership and operation of supermarket anchored shopping centers straddling the Washington, D.C. to Boston corridor.  At December 31, 2011. the Company’s portfolio (excluding properties “held for sale/conveyance”) was comprised of 70 properties, with approximately 9.6 million square feet of gross leasable area, or GLA.  In addition, the Company has a 20% ownership interest in 22 properties, with approximately 3.7 million square feet of GLA, through its Cedar/RioCan joint venture.

We conduct our business through Cedar Realty Trust Partnership, L.P., or the operating partnership, a Delaware limited partnership.  As of December 31, 2011, we owned approximately a 98% interest in the operating partnership.

Our principal executive offices are located at 44 South Bayles Avenue, Port Washington, NY 11050 3765.  Our telephone number is (516) 767-6492 and our website address is www.cedarrealtytrust.com.

RISK FACTORS

Investing in our securities involves significant risks.  Please see the risk factors under the heading “Risk Factors” in our periodic reports filed with the SEC under the Exchange Act, which are incorporated by reference in this prospectus.  Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement.  The risks and uncertainties we have described are not the only ones facing our company.  Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Such forward looking statements include, without limitation, statements containing the words “anticipates”, “believes”, “expects”, “intends”, “future”, and words of similar import which express the Company’s beliefs, expectations or intentions regarding future performance or future events or trends.  While forward looking statements reflect good faith beliefs, expectations or intentions, they are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors, which may cause actual results, performance or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by such forward looking statements as a result of factors outside of the Company’s control.  Certain factors that might cause such differences include, but are not limited to, the following: real estate investment considerations, such as the effect of economic and other conditions in general and in the Company’s market areas in particular; the financial viability of the Company’s tenants (including an inability to pay rent, filing for bankruptcy protection, closing stores and/or vacating the premises); the continuing availability of acquisition, ground up development and redevelopment opportunities, on favorable terms; the availability of equity and debt capital (including the availability of construction financing) in the public and private markets; the availability of suitable joint venture partners and potential purchasers of the Company’s properties if offered for sale; the ability of the Company’s joint venture partner to fund its share of future property acquisitions; the adequacy of impairment provisions for properties treated as held for sale/conveyance; changes in interest rates; the fact that returns from acquisition, ground up development and redevelopment activities may not be at expected levels or at expected times; risks inherent in ongoing ground up development and redevelopment projects including, but not limited to, cost overruns resulting from weather delays, changes in the nature and scope of ground up development and redevelopment efforts, changes in governmental regulations relating thereto, and market factors involved in the pricing of material and labor; the need to renew leases or relet space upon the expiration or termination of current leases and incur applicable required replacement costs; and the financial flexibility of the Company and its joint venture partners to repay or refinance debt obligations when due and to fund tenant improvements and capital expenditures.  For a discussion of these and other factors that could cause actual results to differ from those contemplated in the forward-looking statements in this prospectus and in documents incorporated by reference in this prospectus, see the section entitled “Risk Factors” in this prospectus, in any section entitled “Risk Factors” in supplements to this prospectus, and in the documents incorporated by reference into this prospectus.  The Company does not intend, and disclaims any duty or obligation, to update or revise any forward-looking statements set forth in this prospectus to reflect any change in expectations, change in information, new information, future events or other circumstances on which such information may have been based.

USE OF PROCEEDS

The Company will not receive any proceeds from the sale of the common stock offered for sale in this prospectus by the selling stockholders.  The selling stockholders will receive all of the net proceeds from these sales.

The selling stockholders will pay any fees and disbursements for their counsel and any underwriting discounts, commissions and reimbursable expenses incurred by the selling stockholders.  We will bear all other costs, fees and expenses incurred to effect the registration of the shares covered by this prospectus, including all registration and filing fees, NYSE listing fees and expenses of our counsel and our independent registered public accounting firm.

SELLING STOCKHOLDERS

The table below sets forth information with respect to the selling stockholders and the shares of the Company’s common stock beneficially owned by the selling stockholders as of March 1, 2012 that may from time to time be offered or sold pursuant to this prospectus.  The percentage of shares owned before the offering is based on the number of shares of our common stock outstanding as of March 1, 2012.  The information regarding shares beneficially owned after the offering assumes the sale of all shares offered by the selling stockholders and that the selling stockholders do not acquire any additional shares.  Information in the table below with respect to beneficial ownership has been furnished by each of the selling stockholders.

Except as described herein and in the documents incorporated by reference herein, the selling stockholders have not held any position or office, or have otherwise had a material relationship, with us or any of our subsidiaries within the past three years other than as a result of the ownership of our securities.

Information concerning the selling stockholders may change from time to time and any changed information will be set forth in supplements to this prospectus, if and when necessary.  The selling stockholders may offer all, some or none of their shares of common stock.  We cannot advise you as to whether the selling stockholders will in fact sell any or all of such shares of common stock.  In addition, the selling stockholders listed in the table below may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, shares of our common stock in transactions exempt from the registration requirements of the Securities Act after the date on which they provided the information set forth in the table below.

	Shares Beneficially Owned Before the Offering		Number of Shares Being	Shares Beneficially Owned After the Offering
Name of Selling Stockholder	Number	Percent	Offered	Number	Percent
Fifth Third Bank	491,529	*	491,529	0	0
Marie T. Morse (1)	10,003	*	10,003	0	0
Jennifer E. Thomas	62,423	*	62,423	0	0

____________________
*Less than 1%

(1) Consists of shares of common stock owned by Ms. Morse that may be issued upon conversion of limited partnership interests in the operating partnership.

PLAN OF DISTRIBUTION

The shares covered by this prospectus may be offered and sold from time to time by the selling stockholders.  The selling stockholders will act independently of us in making decisions with respect to the price, timing, manner and size of each sale.  These sales may be made at a fixed price or prices, which may be changed, at prices on the New York Stock Exchange and under terms then prevailing, at prices related to the then current market price or at negotiated prices.  The shares of common stock may be sold pursuant to one or more of the following methods:

•	on the New York Stock Exchange or any exchange or market on which shares of the Company’s common stock are listed or quoted;

•	in the over-the-counter market;

•	in ordinary brokerage transactions in which the broker selects purchasers;

•	in privately negotiated transactions;

•	for settlement of short sales, or through long sales, options or hedging transactions involving cross or block trades;

•	by pledge to secure debts and other obligations;

•
in block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of the shares as agent but may position and resell all or a portion of the block as a principal to facilitate the transaction;

•	in purchases by one or more underwriters on a firm commitment or best efforts basis;

•	in purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

•	sales “at the market” to or through a market maker or enter into an existing trading market, or an exchange or otherwise;

•
in a special offering, an exchange distribution or a secondary distribution in accordance with applicable rules of the New York Stock Exchange or of any stock market on which shares of the Company’s common stock may be listed;

•	through a combination of any of these transactions; or

•	in any other method permitted pursuant to applicable law.

In addition, any shares that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

The selling stockholders may use broker-dealers to sell their shares of the Company’s common stock.  In connection with such sales the broker-dealers may either receive discounts, concessions or commissions from the selling stockholders, or they may receive commissions from purchasers of shares of the Company’s common stock for whom they acted as agents.  In order to comply with the securities laws of certain states, the selling stockholders may sell their shares of the Company’s common stock only through registered or licensed broker-dealers.  In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available.

The selling stockholders and any agents or broker-dealers that the selling stockholders use to sell their shares of the Company’s common stock may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, and any discount, concession or commission received by them or any profit on the resale of shares as principal may be deemed to be an underwriting discount or commission under the Securities Act.  Because the selling stockholders may be deemed to be underwriters, the selling stockholders may be subject to the prospectus delivery requirements of the Securities Act.  In addition, the selling stockholders may have liability as underwriters under the Securities Act.

The selling stockholders and any other person participating in the distribution of their shares of the Company’s common stock described in this prospectus and/or any applicable prospectus supplement will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, the anti-manipulation provisions of Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of such shares by the selling stockholders or any other person.  Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the shares offered by the selling stockholders pursuant to this prospectus and/or any applicable prospectus supplement to engage in market-making activities with respect to the particular shares being distributed.  All of the foregoing may affect the marketability of the shares offered by the selling stockholders pursuant to this prospectus and/or any applicable prospectus supplement and the ability of any person or entity to engage in market-making activities with respect to such shares.

The securities offered hereby were originally issued to the selling stockholders pursuant to an exemption from the registration requirements of the Securities Act.

The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any selling stockholder.  If required at the time a particular offer of shares is made, a supplement to this prospectus will be distributed that will set forth:

•	the number of shares being offered;

•	the terms of the offering, including the name of any underwriter, dealer or agent;

•	the purchase price paid by any underwriter;

•	any discount, commission and other underwriter compensation;

•	any discount, commission or concession allowed or reallowed or paid to any dealer;

•	the proposed selling price to the public; and

•	other facts material to the transaction.

Under the registration rights agreement entered into with each of the selling stockholders, we are required to pay all the fees and expenses incurred by us incident to the registration of the shares, except for fees and disbursements for counsel for any selling stockholder or underwriting discounts, commissions and reimbursable expenses, all of which will be borne by the selling stockholders.  We have agreed to indemnify the selling stockholders and their respective underwriters, officers, directors, trustees, employees, agents and controlling person, against specified liabilities, including liabilities under the federal securities laws.  The selling stockholders have agreed, severally and not jointly, to indemnify us, our directors, certain officers and controlling persons, against specified liabilities arising from information provided by the selling stockholders for use in this prospectus, including liabilities under the federal securities laws.

DESCRIPTION OF COMMON STOCK

General

The Company’s authorized capital stock includes 150 million shares of common stock, $.06 par value per share.  For each outstanding share of common stock held, the holder is entitled to one vote on all matters presented to stockholders for a vote.  Cumulative voting is not permitted.  Holders of the common stock do not have preemptive rights.  At February 29, 2012, there were 69,315,807 shares of common stock outstanding.

All shares of common stock issued and sold will be duly authorized, fully paid, and non-assessable.  Distributions may be paid to the holders of common stock if and when declared by our Board of Directors.  Dividends will be paid out of funds legally available for dividend payment.

Under Maryland law, stockholders are generally not liable for our debts or obligations.  If we are liquidated, subject to the right of any holders of preferred stock to receive preferential distributions, each outstanding share of common stock will be entitled to participate pro rata in the assets remaining after payment of, or adequate provision for, all of our known debts and liabilities.

Restrictions on Ownership

In order to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”), not more than 50% in value of our outstanding capital shares may be owned, directly or indirectly, by five or fewer individuals, as defined in the Code, during the last half of a taxable year and the common stock must be beneficially owned by 100 or more persons during 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year.  To satisfy the above ownership requirements and certain other requirements for qualification as a REIT, our articles of incorporation contain a provision restricting the ownership or acquisition of shares of common stock.

Registrar and Transfer Agent

American Stock Transfer & Trust Company LLC is the Registrar and Transfer Agent for the common stock.

LEGAL MATTERS

Stroock & Stroock & Lavan LLP of New York, New York will pass upon the validity of the common stock offered by the selling stockholders.

EXPERTS

The consolidated financial statements of Cedar Realty Trust, Inc. appearing in Cedar Realty Trust, Inc.’s Annual Report (Form 10 K) for the year ended December 31, 2011 (including the schedule appearing therein), and the effectiveness of Cedar Realty Trust, Inc.’s internal control over financial reporting as of December 31, 2011 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference.  Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC.  You may inspect and copy any document that we file at the public reference rooms maintained by the SEC in Washington, D.C., New York, New York and Chicago, Illinois.  Any documents we file may also be available at the SEC’s site on the World Wide Web located at http://www.sec.gov.  For a fee you can obtain the documents by mail from the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549.  You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

We have filed with the SEC a Registration Statement on Form S-3 under the Securities Act.  This prospectus does not contain all of the information set forth in the registration statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.                      Other Expenses of Issuance and Distribution.

The following sets forth the estimated expenses in connection with the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions, all of which will be borne by the Registrant:

Securities and Exchange Commission registration fee	$305
Printing and engraving expenses	5,000
Legal fees and expenses	5,000
Accounting fees and expenses	5,000
Blue Sky fees and expenses	5,000
Miscellaneous expenses	195

Total	$20,500

Item 15.                      Indemnification of Directors and Officers.

We are a Maryland corporation.  Our Articles of Incorporation contain a provision limiting the liability of the directors and officers to the fullest extent permitted by Section 5-349 of the Courts and Judicial Proceedings Code of Maryland.  Our Articles of Incorporation also contain a provision permitted under Maryland General Corporation Law eliminating (with limited exceptions) each director’s personal liability for monetary damages for breach of any duty as a director.  In addition, our Articles of Incorporation and Bylaws allow us to indemnify our directors and officers from certain liabilities and expenses, as well as advancement of costs, expenses and attorneys’ fees, to the fullest extent permitted under Maryland General Corporation Law.  Such rights are contract rights fully enforceable by each beneficiary thereof, and are in addition to, and not exclusive of, any other right to indemnification.

Item 16.                      Exhibits.

5	—	Opinion of Stroock & Stroock & Lavan LLP as to the legality of the common stock.
23.1	—	Consent of Stroock & Stroock & Lavan LLP (included in Exhibit 5).
23.2	—	Consent of Ernst & Young LLP.
24	—	Power of attorney (included on signature page of this Registration Statement).

Item 17.                      Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement;

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that subparagraphs (i), (ii) and (iii) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  If a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)
The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S 3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Port Washington, State of New York, on March 6, 2012.

CEDAR REALTY TRUST, INC.

By:	/s/ Bruce J. Schanzer
Bruce J. Schanzer
President and CEO

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bruce J. Schanzer, Philip R. Mays and Brenda J. Walker and each of them, his true and lawful attorneys in fact and agents with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post effective amendments) of and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys in fact and agents and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that such attorneys in fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Bruce J. Schanzer Bruce J. Schanzer	Chief Executive Officer (Principal Executive Officer), Director	March 6, 2012

/s/ Philip R. Mays Philip R. Mays	Chief Financial Officer (Principal Financial Officer)	March 6, 2012

/s/ Gaspare J. Saitta, II Gaspare J. Saitta, II	Chief Accounting Officer (Principal Accounting Officer)	March 6, 2012

/s/ James J. Burns James J. Burns	Director	March 6, 2012

/s/ Raghunath Davloor Raghunath Davloor	Director	March 6, 2012

/s/ Pamela Hootkin Pamela Hootkin	Director	March 6, 2012

/s/ Paul G. Kirk, Jr. Paul G. Kirk, Jr.	Director	March 6, 2012

/s/ Everett B. Miller, III Everett B. Miller, III	Director	March 6, 2012

/s/ Roger M. Widmann Roger M. Widmann	Director	March 6, 2012

EXHIBIT INDEX

Exhibits	Description	Page

5 —	Opinion of Stroock & Stroock & Lavan LLP as to the legality of the common stock.
23.1 —	Consent of Stroock & Stroock & Lavan LLP (included in Exhibit 5).
23.2 —	Consent of Ernst & Young LLP.
24 —	Power of attorney (included on signature page of this Registration Statement).